Exhibit 5.1

601 Lexington Avenue
New York, New York 10022

(212) 446-4800 www.kirkland.com	Facsimile: (212) 446-4900

Swift Transportation Company

2200 S. 75th Ave.

Phoenix, Arizona 85043

Re:	Swift Transportation Company Registration Statement on Form S-4

Ladies and Gentlemen:

We are acting as special counsel to Swift Transportation Company, a Delaware corporation (the “Company”), in connection with the registration by the Company of shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) pursuant to a Registration Statement on Form S-4, originally filed with the Securities and Exchange Commission (the “Commission”) on May 23, 2017 under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The shares of Common Stock are to be issued in connection with the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of April 9, 2017, by and among the Company, Bishop Merger Sub, Inc. and Knight Transportation, Inc. (“Knight”) (the “Merger Agreement”). Such shares of Common Stock, when issued in accordance with the Merger Agreement, are referred to herein as the “Shares.” The issuance of the Shares is referred to herein as the “Issuance.”

In our capacity as counsel to the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Merger Agreement attached as Exhibit 2.1 to the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company as in effect on the date hereof; (iii) the form of Second Amended and Restated Certificate of Incorporation of Knight-Swift Transportation Holdings Inc. (the “Combined Company”), which will become effective prior to the Issuance, attached as Exhibit 3.1 to the Registration Statement; (iv) the By-Laws of the Company as in effect on the date hereof; (v) the form of By-laws of the Combined Company, which will become effective as of the effective time of the Merger, attached as Exhibit 3.2 to the Registration Statement; (vi) the form of Common Stock certificate of the Company filed as Exhibit 4.1 to the Registration Statement; (vii) minutes and records of the corporate proceedings of the Company with respect to the Issuance; and (viii) the Registration Statement.

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Swift Transportation Company

May 23, 2017

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, when the Registration Statement has become effective under the Act and upon the issuance and delivery of the Shares in exchange for the issued and outstanding shares of common stock of Knight in accordance with the terms of the Merger Agreement and the Registration Statement, the Shares will have been validly issued and will be fully paid and non-assessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the Issuance.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Beijing Chicago Hong Kong Houston London Los Angeles Munich Palo Alto San Francisco Shanghai Washington, D.C.

Swift Transportation Company

May 23, 2017

Sincerely,
/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP

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